Exhibit 99.1

              Public Service Company of New Mexico And Subsidiaries
                        Comparative Operating Statistics

                                          Month Ended          Nine Months Ended
                                          September 30,          September 30,
                                        ------------------     -----------------
                                          2000       1999       2000       1999
                                         ------     ------     ------     ------
Electric Service:

Energy Sales - MWh (in thousands)
  Retail                                    615        606      5,355      5,160
  Wholesale
    Firm Sales                               15         14        145        134
    Firm Surplus                            128         76        962        723
    Short Term / Uncommitted                954      1,102      8,496      7,391
                                         ------     ------     ------     ------
    Total Wholesale Sales                 1,097      1,192      9,603      8,248
                                         ------     ------     ------     ------
    Total  Energy Sales                   1,712      1,798     14,958     13,408
                                         ======     ======     ======     ======

Weather:

Heating and Cooling Days - Albuquerque, NM

   The heating degree day value (HDD) is the accumulation in degrees that the daily mean temperature was below 65 F. The cooling degree day value (CDD) is the accumulation in degrees that the daily mean temperature was above 65 F.

     HDD                                     16        23       2,070      2,221
                                         ======    ======      ======     ======

     CDD                                    244        22       1,679      1,106
                                         ======    ======      ======     ======